UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

Commission File Number 000-18730

DARKPULSE, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	87-0472109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

815 Walker Street, Suite 1155, Houston, TX 77002

(Address of principal executive offices)

800-436-1436

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

On June 22, 2022, the Board of Directors of DarkPulse, Inc., a Delaware corporation (the “Company”), with Dennis O’Leary abstaining, approved the Employment Agreement dated effective April 1, 2022 (the “Effective Date”) with Mr. O’Leary, the Company’s Chief Executive Officer (the “Agreement”). The term of the Agreement is three years from the Effective Date, subject to termination. The Agreement may be terminated upon the death or disability of Mr. O’Leary or for “Cause,” as defined in the Agreement. Pursuant to the Agreement, Mr. O’Leary is entitled to an annual salary of $300,000, which may accrue and be paid once the Company has available funds. Any accrued and unpaid base salary may also be converted subject to mutual agreement of the Company and Mr. O’Leary. Also, pursuant to the Agreement, upon the filing of the Certificate of Designation with the Delaware Secretary of State, Mr. O’Leary is to be issued 100 shares of Series A Super Voting Preferred Stock (the “Series A Preferred Stock”) of the Company.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The sale of the Series A Preferred Stock was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption provided by Rule 506(b) of Regulation D of the Securities Act. The Company did not pay any commissions or finder’s fees in connection with the sale to Mr. O’Leary.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant

The disclosure set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Prior to the issuance of the shares of Series A Preferred Stock to Mr. O’Leary, based on 5,451,212,038 shares of the Company’s Common Stock issued and outstanding as of May 10, 2022 (as reported in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2022), Mr. O’Leary held no shares of the Company’s Common Stock and 67,647 shares of the Company’s Series D Preferred Stock which entitles him to 6,000 votes per share (405,882,000 votes out of 5,980,622,038 votes or 6.79%);

After the issuance of the shares of Series A Preferred Stock to Mr. O’Leary, based on 5,451,212,038 shares of the Company’s Common Stock issued and outstanding as of May 10, 2022 (as reported in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2022), Mr. O’Leary now holds securities representing 53.40% of the voting power of the Company’s issued and outstanding voting securities and a <1% economic interest in the Company due to the fact that the shares of Series A Preferred Stock are not convertible and the shares of Series D Preferred Stock are convertible into two shares of Common Stock. There are no arrangements or understandings among the Company and Mr. O’Leary with respect to the election of directors or other matters.

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Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of the Company has determined that it is advisable and in the best interest of the Company and its stockholders to create a voting capital stock structure that is designed (i) for management stability, with appropriate Board supervision, over a critical period of the next several years of the Company’s development to provide the Company’s management with the time and independence to concentrate on long-term objectives, including but not limited to the effectuation of the Company’s business plan, and (ii) to act as an impediment to outside parties attempting to take over or influence the Company, and thereby distract management from focusing on the Company’s short-term and long-term goals.

On June 22, 2022, the Board of Directors of the Company approved the filing of an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”), in the form of a Certificate of Designation that authorized for issuance of up to 100 shares of a new series of Preferred Stock, par value $0.01 per share, of the Company designated “Series A Super Voting Preferred Stock” and established the rights, preferences and limitations thereof. The Board authorized the Series A Preferred Stock pursuant to the authority given to the Board under the Certificate of Incorporation, which authorizes the issuance of up to 2,000,000 shares of Preferred Stock, par value $0.01 per share, and authorizes the Board, by resolution, to establish any or all of the unissued shares of Preferred Stock, not then allocated to any series into one or more series and to fix and determine the designation of each such shares, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.

The Company has no present plans or intentions to issue shares of Series A Preferred Stock to any other person or entity.

Dividends

There will be no dividends due or payable on the Series A Preferred Stock.

Liquidation Rights

Upon liquidation, dissolution and winding up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Stock then outstanding shall not be entitled to receive out of the assets of the Company, whether from capital or earnings available for distribution, any amounts which will be otherwise available to and distributed to the common stockholders.

Conversion Rights

The shares of Series A Preferred Stock are not convertible into shares of the Company’s Common Stock.

Voting Rights

The holders of the Series A Preferred Stock shall be entitled to vote, on a pro-rata basis, on all matters subject to a vote or written consent of the holders of the Company’s Common Stock, and on all such matters, the shares of Series A Preferred Stock shall be entitled to that number of votes equal to the number of votes that all issued and outstanding shares of Common Stock and all other securities of the Company are entitled to, as of any such date of determination, on a fully diluted basis, plus one million (1,000,000) votes, it being the intention that the holders of the Series A Preferred Stock shall have effective voting control of the Company, on a fully diluted basis.

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Termination

Unless extended by a majority vote of the holders of Common Stock, the share of Series A Preferred Stock shall terminate five years from issuance.

Item 7.01	Regulation FD Disclosure.

On June 23, 2022, the Company issued press release which announced the approval of a special dividend of Optilan, the Company’s wholly-owned subsidiary’s, stock to the shareholders of the Company, the approval of the Agreement, and the Series A Preferred Stock. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information in this Item 7.01 disclosure, including Exhibit 99.1, and the information set forth therein, is deemed to have been furnished to, and shall not be deemed to be “filed” with, the SEC.

The press release may contain forward-looking statements. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and subsequent reports filed by the Company with the SEC. For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by the registrant by filing reports with the SEC, through the issuance of press releases or by other methods of public disclosure.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation dated June 22, 2022
99.1	Press Release dated June 23, 2022
104	Cover Page Interactive Data File (formatted in inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DarkPulse, Inc.

Date: June 23, 2022	By:	/s/ Dennis O’Leary
Dennis O’Leary, Chief Executive Officer

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